UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2016

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

_______________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Central Federal Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2016 in New Albany, Ohio.  The purpose of the Annual Meeting was to consider and vote upon the individual matters as described below.  The results of the voting were as follows:

1.	Thomas P. Ash, and James H. Frauenberg II were elected as directors of the Company for three-year terms expiring in 2019. Results of the voting were as follows:

Nominee	For	Votes Withheld	Broker Non-votes
Thomas P. Ash	7,185,105	890,607	6,159,830
James H. Frauenberg II	7,232,727	842,985	6,159,830

2.

Stockholders holding a majority of the shares of common stock of the Company represented in person or by proxy at the Annual Meeting approved Proposal 2, a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.  Results of the voting were as follows:

For	Against	Abstain	Broker Non-votes
7,132,034	919,723	23,955	6,159,830

3.

Stockholders holding a majority of the shares of common stock of the Company represented in person or by proxy at the Annual Meeting approved Proposal 3, to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  Results of the voting were as follows:

For	Against	Abstain	Broker Non-votes
14,165,868	69,632	42	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: May 25, 2016	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer